Exhibit (d)(2)

SUBSCRIPTION RIGHTS CERTIFICATE

VOID IF NOT RECEIVED BY THE SUBSCRIPTION AGENT BEFORE 5:00 P.M.
NEW YORK TIME ON THE EXPIRATION DATE: MARCH 23, 2012 (unless extended)

AVENUE INCOME CREDIT STRATEGIES FUND SUBSCRIPTION RIGHTS FOR COMMON SHARES
(Complete appropriate section on reverse side of this form)

The registered holder (the “Holder”) of this Subscription Certificate named below, or assignee, is entitled to the number of Rights shown above to subscribe for common shares of beneficial interest, $.001 par value per share (the “Common Shares”), of Avenue Income Credit Strategies Fund (the “Fund”), in the ratio of one Common Share for each three Rights, pursuant to the Primary Subscription and upon the terms and conditions and at the price for each Common Share specified in the Prospectus relating thereto.  If you are a Record Date Common Shareholder and hold fewer than three Rights, you are entitled to subscribe for one Common Share.  To subscribe for Common Shares the Holder must present to Computershare Trust Company, N.A. (the “Subscription Agent” or “Computershare”), prior to 5:00 p.m., New York City time, on the Expiration Date of March 23, 2012 (unless extended), either: (a) a properly completed and executed Subscription Certificate and a money order or check drawn on a bank located in the United States and payable to “Computershare” for an amount equal to the number of Common Shares subscribed for under the Primary Subscription (and, if such Holder is a Record Date Common Shareholder electing to exercise the Over-Subscription Privilege, under the Over-Subscription Privilege) multiplied by the estimated Subscription Price; or (b) a Notice of Guaranteed Delivery guaranteeing delivery of (i) a properly completed and executed Subscription Certificate and (ii) a money order or check drawn on a bank located in the United States and payable to “Computershare” for an amount equal to the number of Common Shares subscribed for under the Primary Subscription (and, if such Holder is a Record Date Common Shareholder electing to exercise the Over-Subscription Privilege, under the Over-Subscription Privilege) multiplied by the estimated Subscription Price (which certificate and full payment must then be delivered by the close of business on the third Business Day after the Expiration Date).  Under the Over-Subscription Privilege, as described in the Prospectus, any number of additional Common Shares may be purchased by a Record Date Common Shareholder if such Common Shares are available and the owner’s Rights under the Primary Subscription have been fully exercised and the pro rata allocation requirements have been satisfied.  Any additional payment required from an Exercising Rights Holder must be received by the Subscription Agent by [         ], 2012, unless the Offer is extended.  Any excess payment to be refunded by the Fund to a Record Date Common Shareholder who is not allocated the full amount of Common Shares subscribed for pursuant to the Over-Subscription Privilege will be returned to him or her by mail by the Subscription Agent as promptly as practicable.  An Exercising Rights Holder will have no right to rescind a purchase after the Subscription Agent has received a properly completed and executed Subscription Certificate and payment, either by means of a Notice of Guaranteed Delivery or a money order or check.  This Subscription Certificate may be transferred, in the same manner and with the same effect as in the case of a negotiable instrument payable to specific persons, by duly completing and signing the assignment on the reverse side hereof.  Capitalized terms used but not defined in this Subscription Certificate shall have the meanings assigned to them in the Prospectus, dated [               ], 2012, relating to the Rights. This Subscription Certificate shall be governed by and construed in accordance with the laws of the State of Delaware.  To subscribe pursuant to the Primary Subscription, three Rights and the estimated Subscription Price, which is $[      ], are required for each Common Share, and to subscribe pursuant to the Over-Subscription Privilege, the estimated Subscription Price is required for each Common Share. Payment of $[      ] per Common Share must accompany the Subscription Certificate.  See reverse side for forms.

Signature of Owner and U.S. Person for Tax Certification	Signature of Co-Owner (if more than one registered holder listed)	Date (mm/dd/yyyy)

■	1 2 3 4 5 6 7 8	C L S	X R T 2	C O Y C	1 2 3 4 5 6 . 7 8	+

To subscribe for your Common Shares under the Primary Subscription please complete line “A” on the card below.
Example:
88 Common Shares = 88 Rights (88 Rights will AUTOMATICALLY be rounded down to 87 Rights, the nearest number of Rights divisible by three)
87 Rights divided by 3= 29 Common Shares, the maximum number of Common Shares under the Primary Subscription. Fractional shares will be dropped. If you hold fewer than 3 Rights in total, you can subscribe for one Common Share.

A.	29	x	$[ ]	=	$	$[ ]
	(No. of Common Shares)		(Estimated Subscripton Price)			(Payment to be Remitted)

If you are not exercising in full your Primary Subscription, check box E below and we will attempt to sell any remaining unexercised Rights.

Please note that $[      ] is an estimated price only.  The Subscription Price will be determined on March 23, 2012, the Expiration Date (unless extended) and could be higher or lower than the estimated Subscription Price depending on changes in the net asset value and market price of the Common Shares.

To subscribe for any Common Shares under the Over-Subscription Privilege, please complete line “B” below.

Please Note:  Only Record Date Common Shareholders who have exercised all of their Rights under the Primary Subscription in full may apply for Common Shares pursuant to the Over-Subscription Privilege.

Payment for Common Shares:  (i) Full payment for both the Common Shares to be issued under the Primary Subscription and pursuant to exercise of the Over-Subscription Privilege or (ii) a Notice of Guaranteed Delivery must accompany this Subscription Certificate. Please reference your rights card control number on your check, money order or Notice of Guaranteed Delivery.

If the aggregate estimated Subscription Price paid by a Record Date Common Shareholder is insufficient to purchase, at the estimated Subscription Price, the number of Common Shares that the Exercising Rights Holder indicates are being subscribed for, or if a Record Date Common Shareholder does not specify the number of Common Shares to be purchased, then the Record Date Common Shareholder will be deemed to have exercised first, its Rights under the Primary Subscription (if not already fully exercised) and second, the Over-Subscription Privilege to purchase Common Shares to the full extent of the payment rendered.  If the aggregate estimated Subscription Price paid by a Record Date Common Shareholder exceeds the amount necessary to purchase the number of Common Shares for which the Record Date Common Shareholder has indicated an intention to subscribe, then the Record Date Common Shareholder will be deemed to have exercised first, its Rights in the Primary Subscription (if not already fully exercised) and second, the Over-Subscription Privilege to the full extent of the excess payment tendered.

Expiration Date: March 23, 2012 (unless extended)

PLEASE FILL IN ALL APPLICABLE INFORMATION.

A. Primary Subscription (3 Rights = 1 Common Share)		÷ 3 =		x	$[ ]	= $
	(Rights Exercised)		(No. of Common Shares)		(Estimated Subscription Price)

B. Over-Subscription Privilege		x	$[ ]	= $
	(No. of Common Shares)		(Estimated Subscription Price)

C. Amount of Check Enclosed (A + B) (or amount in Notice of Guaranteed Delivery)	=

D. The following broker-dealer is being designated as having been instrumental in the exercise of this Subscription Right:		$

UBS Securities LLC	Representative Name:

E.	☐ Sell any remaining Rights ☐ Sell all of my Rights

SECTION 1.  TO SUBSCRIBE:  I hereby irrevocably subscribe for the number of Common Shares indicated as the total of A and B hereon upon the terms and conditions specified in the Prospectus relating thereto, receipt of which is acknowledged.  I hereby agree that if I fail to pay for the Common Shares for which I have subscribed (or are deemed to have subscribed for as set forth above), the Fund may exercise any of the remedies set forth in the Prospectus.

TO SELL:  If I have checked the box on line E, I authorize the sale of Rights by the Subscription Agent according to the procedures described in the Prospectus.

Signature(s) of Subscriber(s)/Seller(s)
Please give your telephone number: ( )
Please give your e-mail address:

SECTION 2.  TO TRANSFER RIGHTS:  For value received, ___________ of the Rights represented by this Subscription Certificate are assigned to:

(Print Full Name of Assignee	Social Security Number

(Print Full Address)
(Print Full Address)
Signature(s) of Assignor(s)
IMPORTANT: The signature(s) must correspond in every particular, without alteration, with the name(s) as printed on your Subscription Certificate.
Your Signature must be guaranteed by an Eligible Guarantor Institution as that term is defined under Rule 17Ad-15 of the Securities Exchange Act of 1934, which may include:
a) a commercial bank or trust company, or
b) a member firm of a domestic stock exchange, or
c) a savings bank or credit union.
Signature Guaranteed By:
	(name of Bank or Firm)	(Signature of Officer and Title)

Return Subscription Certificate by first class mail or overnight courier to: Computershare.

By First Class Mail: Avenue Income Credit Strategies Fund c/o Computershare Trust Company, N.A. Attention: Voluntary Corporate Actions P.O. Box 43011 Providence, RI 02940-3011	By Express Mail or Overnight Courier: Avenue Income Credit Strategies Fund c/o Computershare Trust Company, N.A. Attention: Voluntary Corporate Actions 250 Royall Street, Suite V Canton, MA 02021

AVENUE INCOME CREDIT STRATEGIES FUND

By:	/s/ Ty Oyer
Name: Ty Oyer
Title:  Secretary